                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
               10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                 and U76218 AB 9

                               R.H. DONNELLEY INC.

                   PROSPECTUS SUPPLEMENT DATED AUGUST 25, 2004
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010 and/or 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   -----------------------------------------------------------------------------------
                                                                              Principal Amount     Principal Amount
                                    Principal Amount     Principal Amount         of Senior            of Senior
                                     of Senior Notes      of Senior Notes    Subordinated Notes   Subordinated Notes
Name of Selling Security Holder           Owned               Offered               Owned               Offered
---------------------------------- -------------------- --------------------------------------------------------------
MANAGERS BALANCED FUND (FORMERLY
   CONSECO FUND GROUP BALANCED
   FUND)......................                $ 30,000             $ 30,000             $ 75,000             $ 75,000
MANAGERS FIXED INCOME FUND
   (FORMERLY CONSECO FUND GROUP
   FIXED INCOME FUND).........                 115,000              115,000              210,000              210,000